Exhibit 4.4

FOURTEENTH SUPPLEMENTAL INDENTURE
CARRIZO OIL & GAS, INC.,
the Subsidiary Guarantors named herein
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

8.625% Senior Notes due 2018

November 6, 2012

TABLE OF CONTENTS

ARTICLE ONE GUARANTEE	2

SECTION 101 Amendments	2

ARTICLE TWO MISCELLANEOUS PROVISIONS	2

SECTION 201 Integral Part	2
SECTION 202 General Definitions	2
SECTION 203 Adoption, Ratification and Confirmation	2
SECTION 204 The Trustee	2
SECTION 205 Counterparts	3
SECTION 206 Governing Law	3

i

CARRIZO OIL & GAS, INC.
FOURTEENTH SUPPLEMENTAL INDENTURE
THIS FOURTEENTH SUPPLEMENTAL INDENTURE, dated as of November 6, 2012 is among Carrizo Oil and Gas, Inc., a Texas corporation (the “Company”), the Subsidiary Guarantors (as defined in the Indenture referred to below) and Wells Fargo Bank, National Association (the “Trustee”).
W I T N E S S E T H :
WHEREAS, the Company, certain of its Subsidiaries and the Trustee heretofore executed and delivered an Indenture, dated as of May 28, 2008 (as amended and supplemented by a Second Supplemental Indenture among the Company, certain of its Subsidiaries, and the Trustee, dated as of May 14, 2009, a Third Supplemental Indenture among the Company, one of its Subsidiaries, and the Trustee, dated as of October 19, 2009, a Fourth Supplemental Indenture among the Company, certain of its Subsidiaries, and the Trustee, dated as of November 2, 2010, a Sixth Supplemental Indenture among the Company, certain of its Subsidiaries, and the Trustee, dated as of May 4, 2011, an Eighth Supplemental Indenture among the Company, certain of its Subsidiaries, and the Trustee, dated as of August 5, 2011, an Officers’ Certificate of the Company dated as of November 17, 2011, and a Twelfth Supplemental Indenture dated as of November 6, 2012, the “Indenture”), providing for the issuance of the Company’s 8.625% Senior Notes due 2018 (the “Senior Notes”) and Guarantees of the Senior Notes by certain of the Company’s Subsidiaries;
WHEREAS, Section 9.01(8) of the Indenture provides that, without the consent of any Holder of a Note, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture to conform the provisions of the Indenture to the description of the Senior Notes in the prospectus, prospectus supplement or offering memorandum pursuant to which such Senior Notes were offered and sold; and
WHEREAS, the Company, pursuant to the terms and provisions of the Indenture, proposes in and by this Supplemental Indenture to supplement and amend the Indenture insofar as it will apply only to the Senior Notes in certain respects;
NOW, THEREFORE:
To comply with the provisions of the Indenture and in consideration of the premises provided for herein, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders of the Senior Notes as follows:

ARTICLE ONE

AMENDMENTS TO INDENTURE
Section 101    Amendments.
(a)    The definition of “Avista Marcellus Joint Venture” contained in Section 1.01 of the Indenture is hereby amended to replace the phrase “that certain Joint Venture” in its entirety with the phrase “that certain joint venture”.
(b)    The definition of “Permitted Business Investments” contained in Section 1.01 of the Indenture is hereby amended to replace the phrase “the entry into operating agreements, Joint Ventures” in its entirety with the phrase “the entry into operating agreements, joint ventures”.

ARTICLE TWO

MISCELLANEOUS PROVISIONS

Section 201    Integral Part.
This Supplemental Indenture constitutes an integral part of the Indenture.
Section 202    General Definitions.
For all purposes of this Supplemental Indenture:
(a)    capitalized terms used herein without definition shall have the meanings specified in the Indenture; and
(b)    the terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Supplemental Indenture.
Section 203    Adoption, Ratification and Confirmation.
The Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.
Section 204    The Trustee.
The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Subsidiary Guarantors named herein.

Section 205    Counterparts.
This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.
Section 206    Governing Law.
THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Twelfth Supplemental Indenture to be duly executed as of the day and year first written above.
CARRIZO OIL & GAS, INC.

By:    /s/ Paul F. Boling
    Paul F. Boling
    Vice President, Chief Financial
Officer, Secretary and Treasurer

SUBSIDIARY GUARANTORS

BANDELIER PIPELINE HOLDING, LLC

By:    /s/ Paul F. Boling
    Paul F. Boling
    Vice President

CARRIZO (EAGLE FORD) LLC
By:    /s/ Paul F. Boling
    Paul F. Boling
    Vice President

CARRIZO (MARCELLUS) LLC

By:    /s/ Paul F. Boling
    Paul F. Boling
    Vice President

CARRIZO (MARCELLUS) WV LLC

By:    /s/ Paul F. Boling
    Paul F. Boling
    Vice President

Signature Page - Fourteenth Supplemental Indenture

CARRIZO (NIOBRARA) LLC
By:    /s/ Paul F. Boling
    Paul F. Boling
    Vice President

CARRIZO MARCELLUS HOLDING INC.

By:    /s/ Paul F. Boling
    Paul F. Boling
    Vice President

CLLR, INC.

By:    /s/ Paul F. Boling
    Paul F. Boling
    Vice President

HONDO PIPELINE, INC.

By:    /s/ Paul F. Boling
    Paul F. Boling
    Vice President

MESCALERO PIPELINE, LLC

By:    /s/ Paul F. Boling
    Paul F. Boling
    Vice President

CARRIZO (UTICA) LLC
By:    /s/ Paul F. Boling
    Paul F. Boling
Vice President

Signature Page - Fourteenth Supplemental Indenture

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:    /s/ Patrick T. Giordano

Signature Page - Fourteenth Supplemental Indenture